As filed with the Securities and Exchange Commission on June 30, 2011

Registration No. 333–173591

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

To

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANKRATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	65-0423422
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(561) 630-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward J. DiMaria, Senior Vice President-Chief Financial Officer

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(561) 630-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Edward D. Herlihy, Esq.

Benjamin M. Roth, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

(212) 403-2000 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
CreditCards.com, Inc.	Delaware	7389	20-5756824
CCRD Operating Company, Inc.	Delaware	7389	20-5575281
NetQuote Holdings, Inc.	Delaware	7389	20-3261883
NetQuote Inc.	Colorado	7389	84-1167214

*	All subsidiary guarantor registrants have the following principal executive office:

c/o Bankrate, Inc.

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(561) 630-2400

EXPLANATORY NOTE

The sole purpose of this Amendment No. 2 to the Registration Statement on Form S-4, initially filed with the Securities and Exchange Commission on April 19, 2011 (File No. 333–173591), is to file revised versions of Part II and Exhibits 5.1 and Exhibit 23.1 to the Registration Statement. This Amendment No. 2 does not modify any provisions of the prospectus constituting Part I or Items 20 or 22 of the Registration Statement. Accordingly, this Amendment No. 2 does not include a copy of the prospectus.

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Bankrate, Inc. and Certain Subsidiaries

The respective Certificates of Incorporation of Bankrate, Inc., CreditCards.com, Inc., CCRD Operating Company, Inc., and NetQuote Holdings, Inc. (collectively, the “Delaware Registrants”) will provide that the liability of the directors for monetary damages will be eliminated to the fullest extent permissible under the Delaware General Corporation Law (the “DGCL”), and the Delaware Registrants may indemnify our officers, employees and agents to the fullest extent permitted under the DGCL.

The DGCL provides that, in general, a corporation may indemnify any person who is or was a party to any proceeding (other than action by, or in the right of, such corporation) by reason of the fact that he or she is or was a director or officer of Bankrate, against liability incurred in connection with such proceeding, not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, the DGCL provides that, in general, a company may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, except that no indemnification will be made in respect of any claim, issue, or matter as to which such person is adjudged liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that such person is fairly and reasonably entitled to indemnity.

To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the DGCL provides that a corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith.

However, the DGCL further provides that, in general, indemnification or advancement of expenses will not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (1) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (2) a transaction from which the director or officer derived an improper personal benefit; (3) in the case of a director, circumstances under which the director has voted for or assented to a distribution made in violation of the DGCL or such corporation’s Certificate of Incorporation; or (4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a stockholder.

NetQuote Inc.

The Amended and Restated Articles of Incorporation of NetQuote Inc. (“NetQuote”), dated February 22, 2005, provides that NetQuote shall indemnify our officers, employees and agents to the fullest extent permitted under the Colorado Business Corporation Act (the “CBCA”), and that no director of NetQuote shall have any personal liability for monetary damages for breach of fiduciary duty, other than (i) any breach of the director’s duty of loyalty to NetQuote, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, or (iii) voting for or assenting to a distribution made in violation of the CBCA, or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit.

The CBCA allows indemnification of directors, officers, employees and agents of a corporation against liabilities incurred in any proceeding in which an individual is made a party because he or she was a director, officer, employee or agent of the corporation if (a) such person’s conduct was in good faith, (b) such person reasonably believed, (i) in the case of conduct in an official capacity with the corporation, that his conduct was in the best interests of the corporation, and (ii) in all other cases, that such conduct was at least not opposed to the corporation’s best interests, and (c) with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the board of directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard.

In addition, unless limited by its articles of incorporation a director, officer, employee or agent of a corporation must be indemnified for the reasonable expenses incurred in the defense of any proceeding in which he or she was wholly successful, on the merits or otherwise, to which he or she was a party because of his or her position with respect to the corporation.

The CBCA does not permit indemnification if the director, officer, employee or agent is (a) adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or (b) adjudged liable to the corporation on the basis that such person derived an improper personal benefit in connection with any other proceeding charging that such person derived an improper personal benefit. Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Director Indemnification Agreements

We have entered into Director Indemnification Agreements with our directors whereby we agree to fully indemnify and hold harmless each such director if such director was or is a party to, among other things, any threatened, pending or completed action, suit, arbitration, investigation or inquiry, whether civil, criminal, administrative or investigative, by reason of such director’s status as a director, officer, manager, employee, agent or fiduciary of the Company. The Company currently has such an insurance policy covering its directors and officers to insure against certain losses incurred by them. A director will not be indemnified against any claim for which payment has actually been made under any insurance policy or other indemnity provision, for an accounting of profits made from the purchase and sale of securities of Bankrate, in connection with any proceeding initiated by the director or if it is adjudicated that the director failed to act in good faith and in a manner such director reasonably believed to be in, or not opposed to, the best interests of Bankrate.

The agreement lasts for so long as such director is a director, officer, employee or agent of Bankrate and for so long as such person is subject to any proceeding by reason of such status. Section of the Underwriting Agreement filed as Exhibit 1.1 hereto also contains certain provisions pursuant to which certain officers, directors and controlling persons of Bankrate may be entitled to be indemnified by the underwriters named therein.

Item 21.	Exhibits and Financial Schedules

(a) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger by and among BEN Holdings, Inc., BEN Merger Sub, Inc. and Bankrate, Inc., dated July 22, 2009

2.2*	Agreement and Plan of Merger by and among Bankrate, Inc., BR Acquisitions Inc., NetQuote Holdings, Inc. and Spectrum Equity Investors IV, L.P., dated May 25, 2010

2.3*	Agreement and Plan of Merger by and among Bankrate, Inc., CCBK Acquisition, Inc., CreditCards.com, Inc., certain stockholders, and American Capital, Ltd., dated June 10, 2010

3.1***	Second Amended and Restated Certificate of Incorporation of Bankrate, Inc.

3.2***	Second Amended and Restated Bylaws of Bankrate, Inc.

3.3**	Second Amended and Restated Certificate of Incorporation of NetQuote Holdings, Inc. dated as of June 2, 2006

3.4**	Second Amended and Restated Bylaws of NetQuote Holdings, Inc. dated as of May 31, 2006

3.5**	Amended and Restated Articles of Incorporation of NetQuote, Inc. dated as of December 3, 2004

3.6**	Second Amended and Restated Bylaws of NetQuote, Inc. dated as of May 31, 2006

3.7**	Certificate of Incorporation of CreditCards.com, Inc. (formerly known as CCBK Acquisition, Inc.) dated as of June 7, 2010

3.8**	Bylaws of CreditCards.com, Inc. (formerly known as CCBK Acquisition, Inc.)

3.9**	First Amended and Restated Certificate of Incorporation of CCRD Operating Company, Inc. dated as of May 28, 2008

3.10**	Bylaws of CCRD Operating Company, Inc. (formerly known as Demarseco Holdings, Inc.) dated as of September 15, 2006

4.1*	Indenture, dated as of July 13, 2010, among Bankrate, Inc., the Guarantors, Wilmington Trust FSB, as trustee, and Wilmington Trust FSB, as collateral agent, governing Bankrate, Inc.’s 11 3/4% Senior Secured Notes due 2015

4.2*	Registration Rights Agreement, dated as of July 13, 2010, among Bankrate, Inc., the Guarantors and the Initial Purchasers in relation to Bankrate, Inc.’s 11 3/4% Senior Secured Notes due 2015

4.3*	Security Agreement from Bankrate, Inc., and other Grantors to Wilmington Trust FSB, as Trustee, and Wilmington Trust FSB, as collateral agent, dated as of July 13, 2010

4.4*	Escrow and Security Agreement between Bankrate, Inc. and Wilmington Trust FSB as Escrow Agent and Trustee, dated as of July 13, 2010

4.5*	Supplemental Indenture, dated as of August 6, 2010, by and among the Guarantors, Bankrate, Inc., Wilmington Trust FSB, as Trustee under the Indenture referred to below, and Wilmington Trust FSB, as collateral agent

4.6*	Supplemental Indenture, dated as of April 15, 2011, by and among the Guarantors, Bankrate, Inc., Wilmington Trust FSB, as Trustee under the Indenture referred to below, and Wilmington Trust FSB, as collateral agent

Exhibit Number	Description

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

10.1*	Executive Agreement between Bankrate, Inc. and Thomas Evans dated June 21, 2004

10.2*	Executive Agreement between Bankrate, Inc. and Edward DiMaria dated April 3, 2006

10.3*	Executive Agreement between Bankrate, Inc. and Daniel Hoogterp dated May 31, 2005

10.4*	Executive Agreement between Bankrate, Inc. and Michael Ricciardelli dated July 22, 2010

10.5*	Executive Agreement between Bankrate, Inc. and Donaldson Ross dated September 11, 2006

10.6*	Amendment to Employment Agreement between Bankrate, Inc. and Thomas R. Evans dated as of September 25, 2009

10.7*	Amendment to Employment Agreement between Bankrate, Inc. and Daniel P. Hoogterp dated as of September 25, 2009

10.8*	Amendment to Employment Agreement between Bankrate, Inc. and Donaldson Ross dated as of September 25, 2009

10.9*	Form of Class B Common Share Purchase Agreement by and among BEN Holdings, Inc. and members of the management

10.10*	Class B Common Share Purchase Agreement by and between BEN Holdings, Inc., Brothers Brook, LLC and Jeffery Boyd

10.11*	Form of Class B Recourse Secured Promissory Notes issued by BEN Holdings, Inc. to members of the management

10.12*	Form of Executive Stock Pledge Agreement by and between BEN Holdings, Inc., and members of the management

10.13*	Form of Director Indemnification Agreement dated March 1, 2010, between Bankrate, Inc., BEN Holdings, Inc., and members of the management

10.14*	Form of Indemnification Agreement by and between BEN Holdings, Inc., and members of the management

10.15*	Bankrate, Inc. Amended and Restated Exit Event Incentive Bonus Plan (October 2010)

10.16*	Form of Fourth Amended and Restated Stockholders Agreement

10.17*	Lease by and between Gardens Plaza Investors, LLC and Bankrate, Inc., dated as of November 3, 2005

10.18*	Lease Agreement between RGK Rentals, Ltd. and CreditCards.com, Inc., dated as of November 16, 2007

10.19*	Amended and Restated Office Lease by and between 1860 Blake Street, LLC and NetQuote, Inc., dated as of September 22, 2008

10.20*	Form of Bankrate, Inc. 2011 Equity Compensation Plan

10.21*	Form of Bankrate, Inc. Senior Executive Annual Bonus Plan

10.22*	Form of Director Indemnification Agreement between Bankrate, Inc., and members of the management

10.23*	Revolving Credit Agreement, dated as of June 10, 2011 among Bankrate, Inc., the Guarantors, the Lenders, Goldman Sachs Bank USA and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Exhibit Number	Description

12.1**	Computation of Ratio of Earnings to Fixed Costs

21.1*	List of Subsidiaries of Bankrate, Inc.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)

23.2**	Consent of Grant Thornton LLP

23.3**	Consent of PricewaterhouseCoopers LLP

23.4**	Consent of Ernst & Young LLP

24.1**	Power of Attorney (included on signature pages attached hereto)

25.1**	Statement of Eligibility of Trustee

99.1**	Form of Letter of Transmittal

99.2**	Form of Notice of Guaranteed Delivery

99.3**	Form of Letter from Bankrate, Inc. to Brokers, Dealers

99.4**	Form of Letter to Clients

*	Incorporated by reference to the Company’s Form S-1 registration statement initially filed with the SEC on April 15, 2011, as amended from time to time.
**	Previously filed.
***	Incorporated by reference to the Company’s Form S-8 registration statement filed with the SEC on June 17, 2011.

(b) Financial Statement Schedules

No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

Item 22.	Undertakings

Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Each of the undersigned registrants hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Palm Beach, State of Florida, on the 30th day of June, 2011.

BANKRATE, INC.

By:	/s/ EDWARD J. DIMARIA
Name: Edward J. DiMaria
Title: Senior Vice President-Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Thomas R. Evans	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2011

/S/ EDWARD J. DIMARIA Edward J. DiMaria	Senior Vice President-Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 30, 2011

* Peter C. Morse	Chairman of the Board and Director	June 30, 2011

* Seth Brody	Director	June 30, 2011

* Christian Stahl	Director	June 30, 2011

* Mitch Truwit	Director	June 30, 2011

* /S/ EDWARD J. DIMARIA Edward J. DiMaria Attorney-in-fact		June 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Palm Beach, State of Florida, on the 30th day of June, 2011.

NETQUOTE HOLDINGS, INC.

By:	/S/ EDWARD J. DIMARIA
Name: Edward J. DiMaria
Title: Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Thomas R. Evans	Director and President	June 30, 2011

/S/ EDWARD J. DIMARIA Edward J. DiMaria	Director, Vice President and Secretary	June 30, 2011

* /S/ EDWARD J. DIMARIA Edward J. DiMaria Attorney-in-fact		June 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Palm Beach, State of Florida, on the 30th day of June, 2011.

NETQUOTE, INC.

By:	/S/ EDWARD J. DIMARIA
Name: Edward J. DiMaria
Title: Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Thomas R. Evans	Director	June 30, 2011

/s/ EDWARD J. DIMARIA Edward J. DiMaria	Director and Secretary	June 30, 2011

* /s/ EDWARD J. DIMARIA Edward J. DiMaria Attorney-in-fact		June 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Palm Beach, State of Florida, on the 30th day of June, 2011.

CREDITCARDS.COM, INC.

By:	/S/ EDWARD J. DIMARIA
Name: Edward J. DiMaria
Title: Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Thomas R. Evans	Director, President and Chief Executive Officer	June 30, 2011

/S/ EDWARD J. DIMARIA Edward J. DiMaria	Director, Vice President and Secretary	June 30, 2011

* /S/ EDWARD J. DIMARIA Edward J. DiMaria Attorney-in-fact		June 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Palm Beach, State of Florida, on the 30th day of June, 2011.

CCRD OPERATING COMPANY, INC.

By:	/S/ THOMAS R. EVANS
Name: Thomas R. Evans
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Thomas R. Evans	Director, President and Chief Executive Officer	June 30, 2011

/S/ EDWARD J. DIMARIA Edward J. DiMaria	Director, Vice President and Secretary	June 30, 2011

* /S/ EDWARD J. DIMARIA Edward J. DiMaria Attorney-in-fact		June 30, 2011

INDEX TO EXHIBITS

Item 21.	Exhibits and Financial Schedules

(a) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger by and among BEN Holdings, Inc., BEN Merger Sub, Inc. and Bankrate, Inc., dated July 22, 2009

2.2*	Agreement and Plan of Merger by and among Bankrate, Inc., BR Acquisitions Inc., NetQuote Holdings, Inc. and Spectrum Equity Investors IV, L.P., dated May 25, 2010

2.3*	Agreement and Plan of Merger by and among Bankrate, Inc., CCBK Acquisition, Inc., CreditCards.com, Inc., certain stockholders, and American Capital, Ltd., dated June 10, 2010

3.1***	Form of Second Amended and Restated Certificate of Incorporation of Bankrate, Inc.

3.2***	Form of Second Amended and Restated Bylaws of Bankrate, Inc.

3.3**	Second Amended and Restated Certificate of Incorporation of NetQuote Holdings, Inc. dated as of June 2, 2006

3.4**	Second Amended and Restated Bylaws of NetQuote Holdings, Inc. dated as of May 31, 2006

3.5**	Amended and Restated Articles of Incorporation of NetQuote, Inc. dated as of December 3, 2004

3.6**	Second Amended and Restated Bylaws of NetQuote, Inc. dated as of May 31, 2006

3.7**	Certificate of Incorporation of CreditCards.com, Inc. (formerly known as CCBK Acquisition, Inc.) dated as of June 7, 2010

3.8**	Bylaws of CreditCards.com, Inc. (formerly known as CCBK Acquisition, Inc.)

3.9**	First Amended and Restated Certificate of Incorporation of CCRD Operating Company, Inc. dated as of May 28, 2008

3.10**	Bylaws of CCRD Operating Company, Inc. (formerly known as Demarseco Holdings, Inc.) dated as of September 15, 2006

4.1*	Indenture, dated as of July 13, 2010, among Bankrate, Inc., the Guarantors, Wilmington Trust FSB, as trustee, and Wilmington Trust FSB, as collateral agent, governing Bankrate, Inc.’s 11 3/4% Senior Secured Notes due 2015

4.2*	Registration Rights Agreement, dated as of July 13, 2010, among Bankrate, Inc., the Guarantors and the Initial Purchasers in relation to Bankrate, Inc.’s 11 3/4% Senior Secured Notes due 2015

4.3*	Security Agreement from Bankrate, Inc., and other Grantors to Wilmington Trust FSB, as Trustee, and Wilmington Trust FSB, as collateral agent, dated as of July 13, 2010

4.4*	Escrow and Security Agreement between Bankrate, Inc. and Wilmington Trust FSB as Escrow Agent and Trustee, dated as of July 13, 2010

4.5*	Supplemental Indenture, dated as of August 6, 2010, by and among the Guarantors, Bankrate, Inc., Wilmington Trust FSB, as Trustee under the Indenture referred to below, and Wilmington Trust FSB, as collateral agent

4.6*	Supplemental Indenture, dated as of April 15, 2011, by and among the Guarantors, Bankrate, Inc., Wilmington Trust FSB, as Trustee under the Indenture referred to below, and Wilmington Trust FSB, as collateral agent

1

Exhibit Number	Description

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

10.1*	Executive Agreement between Bankrate, Inc., and Thomas Evans dated June 21, 2004

10.2*	Executive Agreement between Bankrate, Inc., and Edward Di Maria dated April 3, 2006

10.3*	Executive Agreement between Bankrate, Inc., and Daniel Hoogterp dated May 31, 2005

10.4*	Executive Agreement between Bankrate, Inc., and Michael Ricciardelli dated July 22, 2010

10.5*	Executive Agreement between Bankrate, Inc., and Donaldson Ross dated September 11, 2006

10.6*	Amendment to Employment Agreement between Bankrate, Inc. and Thomas R. Evans dated as of September 25, 2009

10.7*	Amendment to Employment Agreement between Bankrate, Inc. and Daniel P. Hoogterp dated as of September 25, 2009

10.8*	Amendment to Employment Agreement between Bankrate, Inc. and Donaldson Ross dated as of September 25, 2009

10.9*	Form of Class B Common Share Purchase Agreement by and among BEN Holdings, Inc. and members of the management

10.10*	Class B Common Share Purchase Agreement by and between BEN Holdings, Inc., Brothers Brook, LLC and Jeffery Boyd

10.11*	Form of Class B Recourse Secured Promissory Notes issued by BEN Holdings, Inc. to members of the management

10.12*	Form of Executive Stock Pledge Agreement by and between BEN Holdings, Inc., and members of the management

10.13*	Form of Director Indemnification Agreement dated March 1, 2010, between Bankrate, Inc., BEN Holdings, Inc., and members of the management

10.14*	Form of Indemnification Agreement by and between BEN Holdings, Inc., and members of the management

10.15*	Bankrate, Inc. Amended and Restated Exit Event Incentive Bonus Plan (October 2010)

10.16*	Form of Fourth Amended and Restated Stockholders Agreement

10.17*	Lease by and between Gardens Plaza Investors, LLC and Bankrate, Inc., dated as of November 3, 2005

10.18*	Lease Agreement between RGK Rentals, Ltd. and CreditCards.com, Inc., dated as of November 16, 2007

10.19*	Amended and Restated Office Lease by and between 1860 Blake Street, LLC and NetQuote, Inc, dated as of September 22, 2008

10.20*	Form of Bankrate, Inc. 2011 Equity Compensation Plan

10.21*	Form of Bankrate, Inc. Senior Executive Annual Bonus Plan

10.22*	Form of Director Indemnification Agreement between Bankrate, Inc., and members of the management

10.23*	Revolving Credit Agreement, dated as of June 10, 2011 among Bankrate, Inc., the Guarantors, the Lenders, Goldman Sachs Bank USA and Merrill Lynch, Pierce, Fenner & Smith Incorporated

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Exhibit Number	Description

12.1**	Computation of Ratio of Earnings to Fixed Costs

21.1*	List of Subsidiaries of Bankrate, Inc.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)

23.2**	Consent of Grant Thornton LLP

23.3**	Consent of PricewaterhouseCoopers LLP

23.4**	Consent of Ernst & Young LLP

24.1**	Power of Attorney (included on signature pages attached hereto)

25.1**	Statement of Eligibility of Trustee

99.1**	Form of Letter of Transmittal

99.2**	Form of Notice of Guaranteed Delivery

99.3**	Form of Letter from Bankrate, Inc. to Brokers, Dealers

99.4**	Form of Letter to Clients

*	Incorporated by reference to the Company’s Form S-1 registration statement initially filed with the SEC on April 15, 2011.
**	Previously filed.
***	Incorporated by reference to the Company’s Form S-8 registration statement filed with the SEC on June 17, 2011.

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